UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2009

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota		55435-3000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On September 15, 2009, Analysts International Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the bid price of its listed securities has closed below $1.00 per share for the last thirty (30) consecutive business days.  Consequently, a deficiency exists with regard to the minimum $1.00 per share requirement of Nasdaq Listing Rule 5450(a)(1) (the “Rule”).  The Company has until March 15, 2010 (the “Grace Period”) to achieve compliance with the Rule by maintaining a minimum closing bid price of at least $1.00 for a minimum of ten (10) consecutive business days.  In the event the Company does not regain compliance with the Rule prior to the expiration of the Grace Period, it will receive written notification that its securities are subject to delisting.  Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market.  The Nasdaq letter was issued in accordance with standard Nasdaq procedures.

In compliance with Nasdaq’s Listing Rule 5810(b), the Company issued a press release on September 18, 2009 to announce that the Company received the notice.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release entitled, “Analysts International Corporation Receives Nasdaq Notification Letter” issued by Analysts International Corporation on September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2009	ANALYSTS INTERNATIONAL CORPORATION

/s/ Robert E. Woods
Robert E. Woods
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled, “Analysts International Corporation Receives Nasdaq Notification Letter” issued by Analysts International Corporation on September 18, 2009